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                                                                  EXHIBIT 4.3

                                 DATASCOPE CORP.

                             STOCK OPTION AGREEMENT


         Agreement, made as of the ___ day of ______, ________ between DATASCOPE CORP. (the Company"), a Delaware corporation, and _________ (the "Optionee"), residing at ____________________________________________.

         The Company has duly adopted the 1995 Stock Option Plan (the "Plan"), the terms of which are hereby incorporated by reference. In the case of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall be controlling. A copy of the Plan will be made available for inspection by the Optionee during normal business hours at the principal office of the Company.

         In accordance with Paragraph 3 of the Plan, a Committee (the "Committee") of the Board of Directors of the Company (the "Board") which administers the Plan has adopted a resolution granting the Optionee a stock option (the "Option") under the Plan to purchase shares of the Company's Common Stock, par value $.01 per share ("Shares"), for the price and on the terms and conditions set forth in this Agreement and in the Plan.

                                   The Option

                                   / /    / /
                                   IS   IS NOT

intended to satisfy the requirements for an incentive stock option (such Option sometimes referred to hereinafter as an "ISO") under the Internal Revenue code of 1986, as amended (the "Code") (if an Option is not intended to satisfy the requirements for an ISO under the Code, such Option may sometimes be referred to hereinafter as a "Non-Qualified Option"). To the extent that the aggregate fair market value of any ISOs (determined without regard to this sentence) that become exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such Options shall be treated as Non-Qualified Options under this Agreement and the Plan. The preceding sentence shall be applied in accordance with the rules of Section 422(d) of the Code. The Company makes no representations or warranties as to the income, estate or other tax consequences to the Optionee of the grant or exercise of the Option or the sale or other disposition of the Shares acquired pursuant to the exercise thereof

         1. (a) The price at which the Optionee shall have the right to purchase Shares under this Agreement is __________ per share subject to adjustment as provided in Paragraph 4.

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            (b) Unless the Option is previously terminated pursuant to the Plan or this Agreement, the Option shall be exercisable:

                (i) during the period or periods specified in the table below, but

               (ii) only if the average of the high and low sale price of the Shares as quoted on the NASDAQ National Market System on the trading day immediately preceding the date of exercise is equal to or greater than ________.

                        Number of Shares    Exercisable On   Expiration Date
                                              or After
                        ----------------    --------------   ----------------



Notwithstanding anything to the contrary that may be contained in this Agreement, the Option shall be exercisable at any time after the fifth (5th) anniversary of the date hereof, but in no event shall any Shares be purchasable under this Agreement after the respective expiration date or dates specified in the above table ("Expiration Date"). Except as provided in subparagraph 1 (c) hereof, the Option shall cease to be exercisable on the date the Optionee voluntarily or involuntarily terminates services as an employee of the Company or any subsidiary of the Company, and all rights of the Optionee and any NQSO Permitted Transferee (as defined in paragraph 3 below) shall thereupon terminate. For purposes of this Agreement, a subsidiary of the company is a "subsidiary corporation" as defined in Section 424 (f) of the Code or, with respect to a Non-Qualified Option, any partnership of which the Company or any subsidiary of the Company is a general partner.

             (c) If the Optionee ceases to be an employee of the Company or any subsidiary of the Company and this cessation is due to retirement (as defined by the Committee in its sole discretion), or to disability (as defined in each case by the Committee in its sole discretion) or to death, the Option shall be exercisable as provided in this subparagraph 1(c).

                (i) With respect to an ISO, the Optionee or, in the event of his legal disability, his duly appointed guardian or conservator or, in the event of his death, his executor or administrator shall have the privilege of exercising the unexercised portion of the Option which the Optionee could have exercised on the day on which he ceased to be an employee of the Company or any subsidiary of the Company; provided, however, that such exercise must be in accordance with the terms of this Agreement and within three (3) months of the Optionee's retirement or within one (1) year of the Optionee's disability or death, as the case may be. In no event, however, shall the Optionee or his executor or administrator, as the case may be, exercise the Option after the Expiration Date specified in subparagraph 1(b).

               (ii) With respect to a Non-Qualified Option, the Optionee or any NQSO Permitted Transferee (each a "Holder") or, in the event of the Holder's legal

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disability, such Holder's duly appointed guardian or conservator or, in the event of such Holder's death, such Holder's executor or administrator, shall have the privilege of exercising the unexercised portion of such Non-Qualified Option that the Holder could have exercised on the day on which the Optionee ceased to be an employee of the Company or any subsidiary of the Company; provided, however, that such exercise must be in accordance with the terms of this Agreement and within three (3) months of the Optionee's retirement or within one (1) year of the Optionee's disability or death, as the case may be. In no event, however, shall any Holder exercise the Option after the Expiration Date specified in subparagraph 1(b).

             (d) For all purposes of this Agreement, an approved leave of absence shall not constitute an interruption or cessation of the Optionee's service as an employee of the Company or any subsidiary of the Company,

         2. Nothing contained herein shall be construed to confer on the Optionee any right to continue as an employee of the Company or any subsidiary of the Company or to derogate from any tight of the Company or any subsidiary thereof to retire, request the resignation thereof or discharge the Optionee, or to layoff or require a leave of absence of the Optionee, with or without pay, at any time, with or without cause.

         3. The Option shall not be subject in any manner to transfer (except by will or the laws of descent and distribution), sale, exchange, assignment, anticipation, pledge or encumbrance. The Option may be exercised during the lifetime of the Optionee only by the Optionee or, in the event of his legal disability, his duly appointed guardian or conservator or, in the event of his death, his executor or administrator Notwithstanding anything to the contrary that may be contained in this Agreement, a Non-Qualified Option may be transferred, without consideration, by the Optionee to members of his immediate family, to a partnership or limited liability company all, or substantially all, of the interests in which are owned by the Optionee or members of his immediate family, or to a trust, the beneficiaries of which are the optionee or members of his immediate family (each of the foregoing being referred to herein as an "NQSO Permitted Transferee"), under such other terms and conditions, and subject to such agreements by the Optionee and the NQSO Permitted Transferee(s) as the Committee, in its absolute discretion, shall require.

         4. (a) If the outstanding Shares of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue Shares as a dividend or, upon a stock split, then the number and kind of shares subject to the unexercised portion of the Option and the exercise price of the Option shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment shall be made without change in the total exercise price applicable to the unexercised portion of the option. Adjustments under this paragraph 4 shall be made by the Committee, whose determination shall be final and binding and conclusive. in computing any adjustment under this paragraph 4, any fractional share shall be eliminated. Nothing contained in this

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agreement shall be construed to affect in any way the right or power of the
Company to make any adjustment, reclassification, reorganization or changes to its capital or business structure or to merge or to consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.

              (b) If in the event of the dissolution or liquidation of the Company, or in the event of a merger or consolidation in which (1) the Company is not the surviving corporation, and (2) the agreements governing such merger or consolidation do not provide for the issuance to the Optionee and/or any NQSO Permitted Transferee, as the case may be, of a Substitute Option (as hereinafter defined) or the express assumption of this Option, the Optionee and/or any NQSO Permitted Transferee, as the case may be, shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation to exercise the Option in whole or in part, without regard to any installment provisions contained in subparagraph l(b); provided that, any conditions precedent to such exercise set forth in this Agreement, other than the passage of time, have occurred. In such event, the Company will mail or cause to be mailed to the Optionee and/or any NQSO Permitted Transferee, as the case may be, a notice specifying the date on which holders of Shares shall be entitled to exchange their shares for securities or other property deliverable in connection with such merger, consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified to the address of the Optionee specified on page 1 of this Agreement (and to the addresses of the NQSO Permitted Transferees that have been provided to the Company) or to such other address as the Optionee (or such NQSO Permitted Transferee) delivers or transmits by registered or certified mail to the Treasurer of the Company at its principal office. In the event the Option is not exercised on or prior to the date specified therein, the Option and any rights hereunder shall terminate as of said date. For purposes of this Paragraph 4, a "Substitute Option" shall mean an option under which the Optionee and/or any NQSO Permitted Transferee has the right to purchase on substantially equivalent terms (as hereinafter defined) (in lieu of Shares), the stock, securities, or other property he would have been entitled to receive upon the consummation of such merger or consolidation had he exercised the option immediately prior thereto. For purposes of the preceding sentence, substantially equivalent terms shall be those terms given approval by the Board or, if so designated, the Committee in their sole discretion.

         5. The Option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the Option, has been delivered or transmitted by registered or certified mail, to the Secretary of the Company at its principal office. Said written notice shall specify the number of Shares purchasable under the Option which such person then wishes to purchase and shall be accompanied by such documentation, if any, as may be required by the Company as provided in Paragraph 7 and payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price for such number of shares, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of shares of Common Stock of the Company of which the aggregate fair market value on the date of exercise is equal to the aggregate option exercise price of the shares being purchased or (iii) a combination of these methods of payment; provided,

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however, that payment, whether in whole or in part, by surrendering certificates, may only be made if the Optionee or such NQSO Permitted Transferee, as the case may be, has held such shares for a period of at least 6 months prior to the date of surrender. Delivery of said notice and such documentation shall constitute an irrevocable election to purchase the Shares specified in said notice and the date on which the Company receives said notice and documentation shall, subject to the provisions of Paragraphs 6 and 7, be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the Option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of such payment, notice and documentation.

         6. Anything in this Agreement to the contrary notwithstanding, in no event may the Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing, registration or qualification of any shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         7. The Committee may require as a condition to the right to exercise the Option hereunder that the Company receive from the person exercising the Option, representations, warranties and agreements, at the time of any such exercise, to the effect that the Shares are being purchased for investment only and without any present intention to sell or otherwise distribute such Shares and that the Shares will not be disposed of in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Share, shall bear appropriate legends summarizing such restrictions on the disposition thereof.

         8. (a) Notwithstanding anything to the contrary that may be contained in this Agreement, without the prior written consent of the Company, the person or entity exercising the Option shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares acquired upon the exercise of the Option or any interest therein without first offering to the Company in writing the right to purchase such Shares at a price per share equal to the average of the high and low sale price of such Shares as quoted on the NASDAQ National Market System on the trading day immediately preceding the day of such offer (the "Offer Price"). The Company shall have no more than two (2) trading days to accept or reject such offer. In the event the Company agrees to purchase such Shares, the certificate or certificates evidencing such Shares shall forthwith be delivered to the Company against full payment of an amount of money in the form of cash or check equal to the product of (x) the number of Shares that are the subject of such offer and (y) the Offer Price.

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             (b) In addition to the restriction imposed by subparagraph 8(a), without the prior written consent of the Company, the person or entity exercising the Option shall not sell, transfer, pledge, hypothecate or otherwise dispose of more than ______ Shares per calendar year acquired upon the exercise of the Option or any interest therein for a period of seven (7) months following such exercise. In the event that during the first six (6) months of such period the Optionee shall, for any reason (other than death), cease to be an officer or employee of the Company or its subsidiaries, then forthwith upon the occurrence of such event, the Optionee and/or any NQSO Permitted Transferee, as the case may be, if requested by the Company, shall be required to sell to the Company all such Shares owned by him which are then subject to restriction under this subparagraph 8(b) for a price equal to the aggregate exercise price paid for such Shares. In the event the Company repurchases such Shares, the certificate or certificates evidencing such Shares shall forthwith be delivered to the Company against full payment of the sum of (i) an amount of money in the form of cash or check equal to the amount, if any, paid by the Optionee or the NQSO Permitted Transferee, as the case may be, in cash or check as payment of the exercise price, and (ii) a number of Shares equal to the number of Shares, if any, paid by the Optionee or the NQSO Permitted Transferee, as the case may be, as payment of the exercise price, without regard to the then fair market value of such Shares. In the event the Optionee or the NQSO Permitted Transferee, as the case may be, had paid the option exercise price, in whole or in part, in Shares, then the Company shall delay such repurchase until six (6) months and ten (10) days from the date the Optionee ceased to be an officer or employee of the Company or its subsidiaries.

             (c) The certificate or certificates delivered which evidence Shares acquired upon any exercise of the Option as provided in Paragraph 5 shall bear, in addition to any restrictive legend required by Paragraph 7, a legend summarizing the restrictions set forth in subparagraphs (a) and (b) of this Paragraph 8.

             (d) In the event of the death of the Optionee or any NQSO Permitted Transferee, all restrictions set forth in subparagraph 8(b) hereof shall terminate forthwith with respect to any and all Shares owned by the Optionee or such NQSO Permitted Transferee, as the case may be, at the date of his death, but neither the termination of such restrictions upon the death of the Optionee or such NQSO Permitted Transferee, as the case may be, nor any lapse of restrictions upon the expiration of any period specified in subparagraph 8(b) hereof shall affect the obligations of the Optionee or such NQSO Permitted Transferee, as the case may be, or their respective executors or administrators to comply with requirements of Paragraph 7 or subparagraph 8(a) in connection with any sale or other disposition of any such Shares.

             (e) The Committee shall have the power in its discretion to lessen or eliminate the period of time during which the transfer of the Optionee's or any NQSO Permitted Transferee's Shares is restricted under subparagraphs 8(a) or 8(b) and/or to eliminate or modify in the Optionee's or any NQSO Permitted Transferee's favor the Company's right to purchase Shares pursuant to this paragraph 8, whether before or after the Option is exercised hereunder.

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         9. The Optionee hereby acknowledges that this Agreement and the Option issued hereunder are governed by the terms of the Plan, and any options granted to the Optionee pursuant to a previous agreement shall continue to be governed by the terms thereof and the Plan in effect at the time of such issuance.

         10. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to any choice-of-law principles thereof Subject to subparagraphs 1 (c), 8(b) and 8(d), this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, as the case may be.

         IN WITNESS WHEREOF, the parties have witnessed this Agreement to be duly executed and delivered as of the date first above written.

                                    DATASCOPE CORP.



__________________________          By:     ____________________________
Optionee